
               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      October 31, 1995



                                 Medcross, Inc.
     (Exact name of registrant as specified in its charter)



  Florida                             0-17973                 59-2291344
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)          Identification No.)



  3227 Bennet Street North, St. Petersburg, Florida               33713
       (Address of principal executive offices)                 (Zip code)



Registrant's telephone number, including area code  (813) 521-1793




 (Former name or former address, if changed since last report.)

Item 5.  Other Events

The Company entered into a consulting agreement for the three month period ended October 23, 1995 with Bijan Taghavi, formerly an officer and director of the Company. Pursuant to such agreement, Mr. Taghavi was engaged to provide such consulting services as requested by the Company in exchange for compensation at the rate of $5,208 per month. Mr. Taghavi's consulting agreement contains certain mutual release, non-competition, and confidentiality provisions.

The Company entered into a consulting agreement with Timothy R. Barnes, formerly an officer of the Company (the "Barnes Agreement") effective as of August 6, 1995 pursuant to which Mr. Barnes has agreed to provide consulting services as requested by the Company's President. Such agreement is for a term expiring February 6, 1996 and provides for the issuance to Mr. Barnes of warrants to purchase 36,858 shares of Common Stock exercisable at a purchase price of $1.00 per share. The Barnes Agreement also contains standard non-competition and confidentiality provisions.

The Company has also entered into two consulting agreements with Jason H.
Pollak, the initial term of one of which is to expire on January 31, 1996 and the second of such agreements commences thereafter for a period of three years
(the "Pollak Agreement") pursuant to which Mr. Pollak has agreed to provide investor and public relations services. Pursuant to the terms of the first of the Pollak Agreements, Mr. Pollak has received 50,000 shares of Common Stock.
The second of the Pollak Agreements provides that the Company shall issue to Mr. Pollak an option to purchase up to 150,000 shares of Common Stock.
Options to purchase 50,000 shares are exercisable each year commencing
February 1, 1996 at prices per share of $1.50, $2.50, and $3.50, respectively.

The shares of Common Stock subject to the Barnes Agreement and the first of the Pollak Agreements have been included in registration statements on Form S-
8 recently filed by the Company with the Commission (Registration Nos. 33-
63751 and 33-63749, respectively) and the Company has agreed to register the securities issuable in accordance with the second of the Pollak Agreements as soon as practicable.

On December 5, 1995, Medcross Imaging, Ltd., a subsidiary of the Company, entered into MR Service Agreements dated October 1, 1995, with two major customers, South Bay Hospital and Edward White Hospital relating to the provisions of mobile magnetic resonance imaging service to such hospitals.
The agreements are substantially similar to prior agreements with such customers with a change in the minimum arrangement whereas the hospitals are billed on a monthly basis for the greater of the minimum charges or the charges for the actual patients treated. The agreements respectively provide for a reduction in per patient charges of approximately 30% compared to the prior agreements, and that both of the agreements are for seventeen month periods from October 1, 1995 whereas the prior agreements were to expire on February 1, 1996. The agreements are both renewable automatically for additional one-year terms unless written notice is given at least 90 days prior to the end of the term.

The above descriptions of the MR Service Agreements entered into by the Company's subsidiary are not complete. Reference is made to the respective agreements executed by Medcross Imaging, Ltd., copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 7.  Exhibits

(10)(a)   MR Service Agreement effective October 1, 1995 by and between
          Medcross Imaging, Ltd. and South Bay Hospital.

    (b)   MR Service Agreement effective October 1, 1995 by and between
          Medcross Imaging, Ltd. and Edward White Hospital.

    (c)   Consulting Agreement effective October 18, 1995 by and among
          Medcross, Inc., Kalo Acquisitions, LLC, and Jason H. Pollak.

    (d)   Consulting Agreement effective September 1, 1995 by and between
          Medcross, Inc., Kalo Acquisitions, LLC, and Jason H. Pollak.<F1>

    (e)   Consulting Agreement effective August 5, 1995 by and between
          Medcross, Inc. and Timothy R. Barnes.<F2>

<F1>
(1) Incorporated by reference to the Company's registration statement on Form S-8 dated October 27, 1995 (File Number 0-63749).
<F2>
(2) Incorporated by reference to the Company's registration statement on Form S-8 dated October 27, 1995 (File Number 0-63751).

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MEDCROSS, INC.



                                        By: /S/ Henry Y.L. Toh
                                           Henry Y.L. Toh
                                           President, CEO, Acting CFO


Date:  1/31/96